                                                                    Exhibit 10.3

                                                                       EXECUTION
                                                                            COPY







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                             REIMBURSEMENT AGREEMENT

                           Dated as of January 1, 2002

                                     between

                      TECHNOLOGY FLAVORS & FRAGRANCES, INC.

                                       and

                            WELLS FARGO CREDIT, INC.

                     _______________________________________

            Relating to Town of Babylon Industrial Development Agency

                      $2,200,000 Original Principal Amount
           Variable Rate Demand Industrial Development Revenue Bonds,
 Series 2002 (Federally Taxable) (Technology Flavors & Fragrances, Inc. Project)


                    ________________________________________


================================================================================

                             REIMBURSEMENT AGREEMENT
                             -----------------------

     THIS REIMBURSEMENT AGREEMENT is made as of January 1, 2002, between TECHNOLOGY FLAVORS & FRAGRANCES, INC., a Delaware corporation (the "Company") and WELLS FARGO CREDIT, INC. (the "Lender").

                                   BACKGROUND:
                                   ----------

     A. Concurrently herewith, the Town of Babylon Industrial Development Agency (the "Agency" or the "Issuer") is issuing its Variable Rate Demand Industrial Development Revenue Bonds, Series 2002 (Technology Flavors & Fragrances, Inc. Project) in the aggregate principal amount of $2,200,000 (the "Bonds"), pursuant to that certain Indenture of Trust dated as of January 1, 2002 (the "Indenture") between the Issuer and The Bank of New York, as trustee (in such capacity, the "Trustee").

     B. The proceeds of the Bonds will be used in part to finance the acquisition or cost of certain real estate situated at 10 Edison Street East, Amityville, New York (the "Real Estate"), the buildings and improvements located thereon (the "Buildings"), certain machinery and equipment used, or to be acquired for use, in connection therewith (the "Equipment") and certain improvements to be made thereto (the "Improvements").

     C. The Company and the Lender, as assignee of Foothill Capital Corporation, are parties to a Loan and Security Agreement dated as of June 29, 1999 (as amended through the date hereof, and as the same may be hereafter amended, modified, supplemented or restated from time to time, including without limitation any amendment and restatement thereof in its entirety, the "Loan Agreement").

     D. As security for the payment of the Bonds, the Company has requested the Lender to arrange for the issuance by its affiliate, Wells Fargo Bank, National Association (the "Bank"), for the account of the Company and for the benefit of the Trustee, of a direct pay letter of credit in the form of Annex A
                                                                        -------
attached hereto (such Letter of Credit and any successor or substitute letter(s) of credit being individually and collectively referred to as the "Letter of Credit"), in respect of which the Lender has agreed to indemnify the Bank and hold it harmless from and against any and all payments made by it under the Letter of Credit, and for all other losses and liabilities suffered or incurred by the Bank in connection therewith (the "Indemnity").

     E. It is a condition of the obligation of the Bank to issue the Letter of Credit and the Lender to issue the Indemnity that this Reimbursement Agreement shall have been executed and delivered by the Company to the Lender.

     F. Capitalized terms used herein without being defined herein shall have the meanings ascribed to them in the Indenture.

                                   ARTICLE I

                                  DEFINITIONS

     For the purpose of this Reimbursement Agreement, in addition to terms defined elsewhere herein, the following terms shall have the following meanings:

     "Adjusted Cash Flow" shall have the meaning specified in Section 8.1(i).

     "Agency" or "Issuer" shall have the meaning given such term in the recitals hereof.

     "Bank" shall mean Wells Fargo Bank, National Association.

     "Bank Rate" shall mean the fluctuating interest rate per annum equal to the rate of interest publicly announced from time to time by the Bank as its "prime rate" or "prime lending rate" as a means of pricing some loans to its customers, adjusted on and as of the announced effective date of any change in the Bank Rate. The Bank Rate does not necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers or in connection with extensions of credit.

     "Banking Day" shall mean (x) in the case of the Bank, any day of the year on which the Bank's San Francisco Letter of Credit Operations Department is open for business, and (y) in all other cases, any day other than (i) a Saturday or Sunday, or (ii) a legal holiday on which banking institutions in San Francisco, California, Minneapolis, Minnesota or New York, New York are authorized or required by law to close.

     "Beneficiary" shall mean the party named as payee under the Letter of Credit and any permitted transferee thereof.

     "Bonds" shall have the meaning given such term in the recitals hereof.

     "Capital Expenditures" shall have the meaning specified in Section 8.1(f).

     "Cash Flow" shall have the meaning specified in Section 8.1 (i).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall mean the collateral described in and evidenced by the Security Documents and all other property, rights and interests now or hereafter pledged to the Lender hereunder, under the Operative Documents or otherwise to secure the Letter of Credit Obligations or the Working Capital Obligations.

     "Company" shall mean Technology Flavors & Fragrances, Inc., a Delaware corporation.

     "Date of Issuance" shall mean the date of issuance of the Letter of Credit.

     "Default" shall mean any event which with notice or lapse of time, or both, would become an Event of Default.

     "Drawing" shall mean an "A Drawing", "B Drawing", "C Drawing", "D Drawing", "E Drawing" or an "F Drawing", as the case may be, as such terms are defined in the Letter of Credit.

     "Effective Date" shall mean the date on which all of the conditions contained in Article IV shall have been satisfied.
             ----------

     "Event of Default" shall have the meaning specified in Article IX.
                                                            ----------

     "Expiration Date" shall have the meaning given such term in the Letter of Credit, and "Initial Expiry Date" "Interim Expiry Date" and "Final Expiry Date" shall have the respective meanings specified in Section 2.1.

     "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

     "Guaranty Agreement" shall mean the Guaranty Agreement dated as of January 1, 2002, executed by the Company in favor of the Lender, the Bank and the Trustee, and any amendments and supplements thereto relating to the Bonds or the Project.

     "Indenture" shall mean the Indenture of Trust dated as of January 1, 2002 between the Agency and the Trustee, and any amendments and supplements thereto, relating to the Bonds.

     "Lease Agreement" shall mean the Lease Agreement dated as of January 1, 2002 between the Agency and the Company, and any amendments and supplements thereto relating to the Bonds or the Project.

     "Letter of Credit" shall have the meaning given such term in the recitals hereof in the form of Annex A attached hereto, and all future amendments to, renewals of, and substitutions for, the Letter of Credit.

     "Letter of Credit Obligations" shall mean all loans, advances, debts, liabilities, obligations, fees, interest, covenants and duties owing by the Company to the Bank and the Lender of any kind and description, direct or indirect, absolute or contingent and due or to become due, arising out of this Reimbursement Agreement or any other Operative Documents, by law or otherwise, including without limitation, all interest and other costs and expenses (including reasonable attorneys' fees) for which the Company is obligated under this Reimbursement Agreement.

     "Lien" shall mean any interest in any real or personal property securing an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, releases and other title exceptions and encumbrances affecting any such property.

     "Loan Agreement" shall have the meaning given such term in the recitals hereof.

     "Mortgage" and "Mortgages" shall have the meanings given such terms in the Indenture.

     "Net Income" shall have the meaning specified in Section 8.1(h).

     "Operative Documents" shall mean, collectively, this Reimbursement Agreement, the Indenture, the Lease Agreement, the Security Documents, the Guaranty Agreement, the Remarketing Agreement and all other documents ancillary thereto, as described in Section 4.1 hereof.
                         -----------

     "Person" shall mean an individual, corporation, partnership, association, limited liability entity, joint venture, trust, unincorporated organization or any other juridical entity, or a foreign state or any agency or political subdivision thereof.

     "Pledge Agreement" shall mean the Pledge and Security Agreement dated as of January 1, 2002, executed by the Company in favor of the Lender, and any amendments and supplements thereto relating to the Bonds or the Project.

     "Project" shall mean, collectively, the Real Estate, the Building, the Equipment and the Improvements.

     "Projections" shall have the meaning specified in Section 8.1(h).

     "Regulation" shall mean any laws, ordinances, regulations, judgments, decrees, orders, licenses, rules or requirements of any federal, state, local or other government or governmental body, including without limitation, all standards of licensure.

     "Reimbursement Agreement" shall mean this Reimbursement Agreement, as the same may be hereafter amended, modified, supplemented or restated from time to time.

     "Remarketing Agent" means (singly or collectively, as the case may be) the remarketing agent(s) appointed by the Company and approved in writing by the Agency and at the time serving as such under the Remarketing Agreement.

     "Remarketing Agreement" shall mean the Remarketing Agreement dated as of January 1, 2002 by and among the Company and Roosevelt and Cross, Incorporated.

     "Security Documents" means the Loan Agreement, the Mortgages, financing statements, the Pledge Agreement, Assignment, and all other documents and instruments delivered by or on behalf of the Company to secure the Company's obligations under this Reimbursement Agreement and under the Loan Agreement.

     "Stated Amount" shall mean, as of any date of determination, the maximum aggregate amount available for Drawing under the Letter of Credit, including without limitation on account of interest on or principal of the Bonds, and fees, costs and expenses payable in connection therewith.

     "Tangible Net Worth" shall have the meaning specified in Section 8.1(g).

     "Tender Agent" means the Person acting as tender agent pursuant to the Indenture.

     "Trustee" shall have the meaning given such term in the recitals hereof.

     "Working Capital Obligations" shall have the same meaning as the meaning given to the term "Obligations" in the Loan Agreement, except that Working Capital Obligations shall not include Letter of Credit Obligations.

                                   ARTICLE II

                       ISSUANCE OF LETTERS OF CREDIT; FEES

     SECTION 2.1    Amount and Terms of Letter of Credit.
                    ------------------------------------

          (a) Subject to the conditions hereinafter set forth, the Lender shall arrange for the issuance of the Letter of Credit by the Bank on the Effective Date for the account of the Company, in favor of the Trustee. The Letter of Credit shall have an initial expiry date of January 14, 2007 (the "Initial Expiry Date"), shall be automatically extended thereafter for successive terms of 365 days each, unless, at least one hundred twenty (120) days prior to the last day of the then current term (such last day, an "Interim Expiry Date"), the Bank shall have delivered to the Company and the Beneficiary a notice of its election not to extend the Interim Expiry Date then in effect, and shall have a final expiry date of January 14, 2022 (the "Final Expiry Date"). If the Initial Expiry Date, any Interim Expiry Date, or the Final Expiry Date falls on a day that is not a Banking Day, such day shall be extended automatically to the next succeeding Banking Day.

          (b)  The Letter of Credit shall be in the form of Annex A attached
                                                            -------
hereto and made a part hereof with only such insertions as to amounts, dates, notices, addresses and related matters as shall be consistent with this Reimbursement Agreement.

     SECTION 2.2    L/C Fees. The Company shall pay to the Lender, in cash, the
                    --------
following fees, each of which is non-refundable and deemed to be fully earned when due: (a) for the Lender's own account, an annual fee on the Effective Date, and on each yearly anniversary date thereafter, for each consecutive period of 365 days (or any portion thereof) that the Letter of Credit is outstanding, in an amount equal to one and one quarter percent (1 1/4%) of the Stated Amount of the Letter of Credit, calculated as of the opening of business on the Business Day on which such fee is payable and (b) promptly upon written demand, for the Bank's account, all of the Bank's usual and customary charges, fees and expenses related to the issuance, amendment, extension, replacement, transfer, cancellation or termination of, and draws and processing of draws and other requests under, the Letter of Credit. There shall be no reduction or refund of any fee or charge described herein in the event the Letter of Credit expires, is drawn upon, reduced, terminated or otherwise modified or altered after the date any such fee or charge is due and payable.

                                   ARTICLE III

                               PAYMENT OBLIGATIONS
                               AND OTHER SECURITY

     SECTION 3.1    Drawings Under the Letter of Credit. The Company agrees to
                    -----------------------------------
reimburse the Lender, in its individual capacity, and, without duplication, the Lender for the benefit of the Bank, without further notice or demand, for each Drawing made under the Letter of Credit on the date on which the Bank makes a payment under the Letter of Credit pursuant to such Drawing, by making payment of the required amount, or causing the Trustee to make payment of the required amount, directly to the Bank.

     SECTION 3.2    Payments to the Bank; Sinking Fund Payments.
                    -------------------------------------------

          (a) Notwithstanding, without impairing, and subject in any event to, the Company's reimbursement obligation described in Section 3.1 above, the
                                                    -----------
Company agrees to pay, or cause the Trustee to pay, to the Bank directly (with all amounts and any bank account in which such amounts are maintained, whether by the Trustee or any other financial institution, to serve as collateral security for all of the Company's Letter of Credit Obligations hereunder) amounts equal to the amount of each Drawing made under the Letter of Credit, no later than 2:00 p.m., San Francisco time, on the Banking Day on which any such Drawing is made, provided, however, that in the case of an "A Drawing", a "B
                 --------  -------
Drawing", or an "E Drawing" under the Letter of Credit (other than an "E Drawing" made on account of an acceleration following an event of default), the Company shall pay, or cause the Trustee to pay, to the Bank directly such amounts in advance, at least five (5) Banking Days prior to the date on which any such A Drawing, B Drawing or E Drawing is anticipated to be made.

          (b) Upon the Bank's receipt of any Drawing, and without restricting any other rights or options of the Lender, the Lender shall be entitled to charge the account or accounts into which payments made under this Section 3.2
                                                                   -----------
shall have been deposited for the purpose of paying the Company's obligation to the Lender under Section 3.1 hereof with respect to such Drawing.
                 -----------

          (c) The Company agrees to redeem annually portions of the Bonds in aggregate principal amounts and on the dates set forth in Section 2.04 (c) of the Indenture, as in effect on the Effective Date, and agrees to make rental payments quarterly under Section 3.3 of the Lease Agreement, as in effect on the Effective Date, in the amounts and on the dates set forth therein. The Company further agrees to cause the Trustee to release from the Reimbursement Account of the Lease Payments Fund, and to deliver to the Bank, at least five Banking Days prior to the date of any mandatory Sinking Fund Installment, funds in an aggregate amount not less than the sum of (i) the amount of such mandatory Sinking Fund Installment and (ii) interest accrued on the Bonds to the date of the redemption thereof.

     SECTION 3.3    Interest. The Company agrees to pay interest to the Lender,
                    --------
for its own account, on the amount of any Letter of Credit Obligations not paid when due at the default rate of interest then in effect under the Loan Agreement.

     SECTION 3.4    Security. The Letter of Credit Obligations are secured by
                    --------
the Collateral, and the Working Capital Obligations are secured by the Collateral (other than the Facility Realty), as more fully set forth in the Security Documents. The Lender, the Company and the Issuer intend that, in the event of one or more draws under the Letter of Credit, the Lender will be subrogated pro rata to the rights of the Trustee and the registered owners of the Bonds in and to (i) all funds and security held by the Trustee for the payment of the principal of and interest on the Bonds, including without limitation, all bond funds, escrow funds, revenue funds, debt service funds, construction funds, redemption funds, operation funds, reserve funds, and other funds and securities and other instruments comprising investments thereof, and
(ii) all assignments and security interests, if any, granted to the Trustee pursuant to the Indenture, and (iii) all other property and interests in property granted by the Issuer or the Company to the Trustee as security in connection with the issuance of the Bonds. To further secure both the Letter of Credit Obligations and the Working Capital Obligations, the Company hereby grants to the Lender a security interest in and to all the Company's right, title and interest in and to all of the funds and other security described in clauses (i) through (iii) of the preceding sentence, now or hereafter held by the Agency and/or Trustee as security in connection with the issuance of the Bonds. To further secure the Letter of Letter of Credit Obligations, the Company hereby grants to the Lender a security interest in and to all of the Company's right, title and interest in and to the "Collateral" as defined in the Loan Agreement. The Company acknowledges and confirms that all Collateral described in the Loan Agreement secures and is intended to secure all of the Obligations described in the Loan Agreement, including without limitation the Letter of Credit Obligations.

     SECTION 3.5    Time of Payments. All payments made by the Company, or by
                    ----------------
the Trustee on behalf of the Company, to the Bank or to the Lender hereunder shall be made in lawful currency of the United States before 10:00 A.M., New York City time, on the date when due in immediately available funds. In the event the date specified for any payment hereunder is not a Banking Day, such payment shall be made on the next following Banking Day.

     SECTION 3.6    Increased Costs Due to change in Law. If after the date
                    ------------------------------------
hereof any enactment or promulgation of or change in any law or regulation or in the interpretation of any such law or regulation by any court or administrative or governmental agency charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit, minimum capital or similar requirement against or with respect to letters of credit issued by the Bank or (ii) impose on the Bank any other condition regarding this Reimbursement Agreement or the Letter of Credit, and the result of any event referred to in clause (i) and (ii) of this sentence shall be to increase the direct actual cost to the Bank of issuing or maintaining the Letter of Credit (which increase in actual cost shall be the result of the Bank's reasonable allocation of the aggregate of such actual cost increases resulting from such events), in excess of the direct cost to the Bank on the date hereof, then (1) the Lender shall so notify the Company and (2) within thirty (30) days after receipt of such notice and the certificate described below in this section from the Lender, the Company shall pay to the Lender all additional amounts that are necessary to compensate the Bank for such increased actual cost incurred by the Bank. A certificate as to such increased cost incurred by the Lender as a result of any event referred to in clause (i) or (ii) of the immediately preceding sentence showing the manner of calculation thereof in reasonable detail shall be submitted by the Lender to the Company and shall be conclusive (absent manifest error) as to the amount thereof.

     SECTION 3.7    Advances by the Lender. If the Company fails to make or
                    ----------------------
cause to be made when due any payment, or fails to perform, observe or comply with any of the Company's Letter of Credit Obligations, or any obligations of the Company under the Operative Documents, the Lender, without the requirement of notice or demand upon the Company, without waiving any default or releasing the Company from any of the Company's Letter of Credit Obligations, and without being under any obligation to do so, may make such payment or perform any of such obligations, and shall endeavor to give the Company notice promptly after the Lender shall have made any such payment or performed any such obligation. All amounts so paid by the Lender, and all reasonable costs, fees and expenses incurred by the Lender in connection with such payment or performance shall be immediately due and payable by the Company as additional payments, together with interest thereon from the date the same are paid or incurred at the default rate of interest then in effect under the Loan Agreement.

     SECTION 3.8    Appointment of Bank as Lender's Agent. The Company
                    -------------------------------------
re-confirms its request that the Lender cause the Bank, as the Lender's agent and in the Bank's name, to issue the Letter of Credit pursuant to the terms and conditions of this Reimbursement Agreement. The Company hereby authorizes the Lender to use the Bank as the Lender's agent to issue the Letter of Credit or to perform any of the Lender's obligations or exercise any of the Lender's rights under any of the Operative Documents, with the understanding that (a) the Bank will be the Lender's agent, having obligations only to the Lender and not to the Company,
(b) the Letter of Credit will be deemed to be a letter of credit issued by the Lender pursuant to this Reimbursement Agreement, (c) any of the Lender's obligations performed or any of the Lender's rights acquired or exercised pursuant to, or in connection with, the Operative Documents by the Bank in the Lender's name or in the Bank's name shall be deemed to be obligations performed or rights acquired or exercised by the Lender pursuant to or in connection with the Operative Documents and (d) any collateral heretofore, now or at any time hereafter granted or pledged to the Lender as security for any credit extended to the Company will also secure all of the Company's obligations to the Lender under this Reimbursement Agreement and the other Operative Documents.

                                   ARTICLE IV

            CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT

     This Reimbursement Agreement shall become effective, and the Bank will issue the Letter of Credit, on the date the Bonds are issued and sold to the purchaser(s) thereof, provided that all of the following conditions shall have been met on or before such date.

     SECTION 4.1    Delivery of the Bonds, Operative Documents, and Financing
                    ---------------------------------------------------------
Statements. The Operative Documents shall have been duly executed and delivered
----------
by the parties thereto, each in form and substance reasonably satisfactory to the Lender, and financing statements and fixture filings, each on form UCC-1, naming the Agency and the Company as debtor and the Lender as secured party, suitable for recordation in all appropriate jurisdictions, shall have been executed and delivered to the Lender.

     SECTION 4.2    No Default. On the Date of Issuance of, and after giving
                    ----------
effect to the issuance of, the Letter of Credit, there shall exist no Event of Default.

     SECTION 4.3    Representations and Warranties. On the Date of Issuance of,
                    ------------------------------
and after giving effect to the issuance of, the Letter of Credit, all representations and warranties of the Company contained herein, in the Loan Agreement and in the other Operative Documents shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such date.

     SECTION 4.4    Opinions of Counsel. There shall have been delivered to the
                    -------------------
Lender an opinion or opinions of counsel to the Company, dated the Date of Issuance, in form reasonably satisfactory to the Lender and its counsel.

     SECTION 4.5    Certificates of Compliance. There shall have been delivered
                    --------------------------
to the Lender a certificate of duly authorized officers of the Company, dated the Date of Issuance, to the effect that all of the conditions specified herein have been satisfied as of such date and covering such additional matters as the Lender may reasonably request.

     SECTION 4.6    Opinion of Bond Counsel. There shall have been delivered to
                    -----------------------
the Lender an opinion of Bond Counsel (as defined in the Indenture), dated the Date of Issuance and in form and substance reasonably satisfactory to the Lender, to the effect that the Bonds are legal, valid and binding obligations of the Agency.

     SECTION 4.7    Property Insurance. There shall have been delivered to the
                    ------------------
Lender copies of, or certificates of the issuing company with respect to, policies of insurance owned by the Company covering or in any manner relating to the Collateral, together with endorsements thereto which comply with the terms of the Indenture and the Lease Agreement and are otherwise in form and substance reasonably satisfactory to the Lender, naming the Lender as additional insured, as its interests may appear, and as loss payee, as applicable.

     SECTION 4.8    Title Insurance; Property Survey. There shall have been
                    --------------------------------
delivered to the Lender such mortgagee title insurance policies, or commitments to issue such policies, issued by such title insurance company, in such amounts and with only such exceptions, all as shall be required by and reasonably satisfactory to the Lender, together with an original guaranteed survey certified to the Lender and the title insurance company.

     SECTION 4.9    Other Documents. There shall have been delivered to the
                    ---------------
Lender such other information, documents, instruments, approvals (and if requested by the Lender, certified duplicates of executed copies thereof) or opinions as the Lender or its counsel may reasonably request to evidence the due execution, delivery and performance of this Reimbursement Agreement and the other Operative Documents.

     SECTION 4.10   Documentation and Proceedings.
                    -----------------------------

          (a) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Reimbursement Agreement and the other Operative Documents shall be reasonably satisfactory in form and substance to the Lender and its counsel and the Lender shall have received all information and copies of all documents, including records of corporate proceedings, governmental approvals and incumbency certificates which it may have reasonably requested in connection with the transactions contemplated by this Reimbursement Agreement, and the other Operative Documents, such documents where appropriate to be certified by proper officers;

          (b) The Lender shall have received certified copies of the charter and by-laws of the Company and certified copies of all resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Reimbursement Agreement, the other Operative Documents to which the Company is a party and all other documents ancillary thereto and the transactions contemplated hereby and thereby, including distribution of a copy of the placement memorandum and a placement agreement with respect to the Bonds certified by the Secretary or Assistant Secretary of the Company (which certificates shall state that such resolutions are in full force and effect on the Date of Issuance); and

          (c) There shall have been delivered to the Lender a written certificate by the Secretary of the Company as to the names and true signatures of its officers authorized to sign this Reimbursement Agreement, the other Operative Documents to which it is a party, and the other documents or certificates of the Company to be executed and delivered pursuant hereto and pursuant to any of the other Operative Documents.

                                   ARTICLE V

                            UNCONDITIONAL OBLIGATIONS

     SECTION 5.1    Obligations Absolute. The Letter of Credit Obligations of
                    --------------------
the Company under this Reimbursement Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Reimbursement Agreement, under all circumstances whatsoever, including without limitation, the following circumstances:

          (a) any lack of validity or enforceability of the Letter of Credit, the Bonds, the other Operative Documents or any other agreement or instrument related thereto;

          (b) any amendment or waiver of or any consent to departure from the terms of the Letter of Credit, the Bonds, the other Operative Documents or any other agreement or instrument related thereto;

          (c) the existence of any claim, set-off, defense (other than payment) or other right which the Company may have at any time against the Agency, any Beneficiary or any transferee of the Letter of Credit (or any Person for whom the Agency, any such Beneficiary or any such transferee may be acting), the Lender, the Bank or any other Person, whether in connection with this Reimbursement Agreement, the Letter of Credit, the other Operative Documents, the Project or any unrelated transaction;

          (d)  the occurrence of an Event of Default by the Company hereunder;

          (e) the surrender or impairment of any security for the performance or observance of any of the agreements or terms of this Reimbursement Agreement; and

          (f)  any of the circumstances contemplated in clauses (i) through
(vii) of Section 10.4(a) hereof.
         ---------------
                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     SECTION 6.1    Representations and Warranties. The Company makes the
                    ------------------------------
following representations and warranties to the Lender and the Bank to induce the Lender to enter into this Reimbursement Agreement and to induce the Bank to issue the Letter of Credit:

          (a)  Organization; Power; Qualification. The Company is a corporation
               ----------------------------------
duly organized and in good standing under the laws of its state of incorporation and is duly qualified to do business and is in good standing in New York, California, and each other state where the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company. The Company is not in violation of its Articles of Incorporation or its By-laws and has the power and authority to own its properties and to carry on its businesses as now being and hereafter proposed to be conducted.

          (b)  Authorization of Agreement and Operative Documents. The Company
               --------------------------------------------------
has the power and the authority, and has taken all necessary action to authorize it to execute, deliver and perform its obligations under this Reimbursement Agreement and each of the other Operative Documents to which it is a party in accordance with their respective terms. This Reimbursement Agreement and each of the other Operative Documents to which the Company is a party have been duly executed and delivered by the Company and each is a legal, valid and binding obligation thereof, enforceable in accordance with its terms.

          (c)  Compliance with Agreement and Related Documents. The execution,
               -----------------------------------------------
delivery and performance of this Reimbursement Agreement and each of the other Operative Documents to which the Company is a party does not and will not (i) contravene its Articles of Incorporation or its By-Laws, (ii) require any consent or approval of any Person that has not been obtained, (iii) require any governmental approval that has not been obtained, (iv) violate or conflict with, result in a breach of, or constitute a default under (A) any of the terms, conditions or provisions of any contract, agreement or indenture which is material in nature to which it is a party or by which it or its properties may be bound or (B) any applicable law, or (v) result in or require the creation or imposition of any Lien upon any of its assets, other than to the Lender or Bank or as otherwise contemplated by the Indenture.

          (d)  Regulatory Approval. All authorizations and approvals necessary
               -------------------
for the Company to enter into this Reimbursement Agreement and the other Operative Documents to which it is a party and perform the transactions contemplated hereby and thereby have been obtained and remain in full force and effect and are subject to no further administrative or judicial review. No other authorization or approval or other action by, and no notice to or filing with, any governmental Agency or regulatory body is required for the due execution, delivery and performance by the Company of this Reimbursement Agreement or the other Operative Documents to which it is a party.

          (e)  Litigation. Except as set forth in Schedule 6.1 (e) to this
               ----------
Reimbursement Agreement, there are not, in any court, board, commission, agency, instrumentality or before any arbitrator of any kind or before or by any governmental or nongovernmental body, any actions, suits, judgments, orders, proceedings, inquiries or investigations, pending or, to the best knowledge of the Company threatened against it, in any way relating to or affecting (i) the Company or any of its business or property, or (ii) this Reimbursement Agreement, any other Operative Document, the issuance of the Bonds or the issuance of the Letter of Credit. The Company warrants and represents that in its reasonable business judgment, the litigation set forth in Schedule 6.1 (e) will not materially or adversely affect the Company's business, property, condition (financial or otherwise) or prospects, or this Reimbursement Agreement, the issuance of the Bonds, the issuance of the Letter of Credit or any other Operative Document.

          (f)  Financial Statements. The Company has furnished to the Lender
               --------------------
copies of its balance sheet as of September 30, 2001, and the related statements of income and cash flows for the nine month period ended on such date. Such financial statements present fairly the financial condition and results of operations of the Company as at and for the period ended

September 30, 2001 in accordance with generally accepted accounting principles consistently applied. Except as disclosed or reflected in such statements, as at September 30, 2001, the Company had no liabilities, contingent or otherwise, which, individually or in the aggregate, have or may have a material adverse effect on the business, financial condition, property or prospects of the Company. Since the date of the above described financial statements, no material adverse change has occurred in the business, financial condition, property or prospects of the Company.

          (g)  Absence of Defaults. No Default or Event of Default has occurred
               -------------------
and is continuing under the Loan Agreement and no event or condition has occurred which would constitute any Event of Default hereunder.

          (h)  Accuracy and Completeness of Information. All information,
               ----------------------------------------
reports and other papers and data furnished by the Company to the Lender or the Bank were, at the time the same were so furnished, complete and correct in all material respects. No fact is known to the Company which has had or in the reasonable judgment of the Company may in the future have a material adverse effect on the Company which has not been set forth in such information, reports or other papers or data or otherwise disclosed in writing to the Lender prior to the Date of Issuance. No document furnished or other written statement made to the Lender or the Bank by the Company in connection with the negotiation, preparation or execution of this Reimbursement Agreement or the other Operative Documents to which the Company is a party or by which it is bound contains or will contain any untrue statement of a fact material to the financial condition of the Company or omits or will omit to state such a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

          (i)  Representations and Warranties in Loan Agreement. The Company
               ------------------------------------------------
hereby restates each of the warranties and representations made by it in the Loan Agreement for the benefit of the Lender and Bank as if the same were set forth herein at length.

     SECTION 6.2    Incorporation of Representations and Warranties, Etc. In
                    ----------------------------------------------------
addition to the representations and warranties set forth in this Reimbursement Agreement, all statements contained in any certificate, financial statement or other instrument required to be delivered as a condition to the issuance of the Letter of Credit, and all statements required to be delivered from time to time after the Date of Issuance under this Reimbursement Agreement by or on behalf of the Company that are material in nature (including, but not limited to, any such statements made in or in connection with any amendment hereto), in each case, shall constitute representations and warranties made under this Agreement.

                                  ARTICLE VII

                      AFFIRMATIVE COVENANTS OF THE COMPANY

     SECTION 7.1    Affirmative Covenants. The Company hereby covenants and
                    ---------------------
agrees that until the Letter of Credit has expired or been terminated and until all of the Letter of Credit Obligations of the Company shall have been fully paid and performed to the satisfaction of the Lender, the Company shall comply with all of its covenants and obligations in the Loan Agreement, including, without limitation, all affirmative covenants set forth in the Loan Agreement, as the same may from time to time be amended, as if all of said covenants were set forth herein at length (regardless of whether the Revolving Loans remain outstanding). Any and all amendments to any of the covenants and obligations set forth in the Loan Agreement shall, automatically and whether or not any specific reference is made to this Reimbursement Agreement, operate as an amendment of this Section 7,
                                                                      ---------
except to the extent that the Company and the Lender otherwise expressly agree in writing, and only to such extent.

     SECTION 7.2    Incorporation of Selected Mortgage Terms. The Company
                    ----------------------------------------
covenants and agrees that provisions of the Mortgage relating to requirements concerning casualty insurance and condemnation, the treatment of the proceeds thereof, and the Lender's rights and the Company's obligations with respect thereto are incorporated herein by reference.

                                  ARTICLE VIII

                 NEGATIVE AND FINANCIAL COVENANTS OF THE COMPANY

     SECTION 8.1    Negative and Financial Covenants. The Company hereby
                    --------------------------------
covenants and agrees that until the Letter of Credit have expired or been terminated and until all of the Letter of Credit Obligations of the Company shall have been fully paid and performed to the satisfaction of the Lender, unless the Lender shall otherwise consent in writing:

          (a)  Loan Agreement. The Company shall comply with all of its
               --------------
covenants and obligations in the Loan Agreement, including, without limitation, all negative and financial covenants set forth in of the Loan Agreement, as the same may from time to time be amended, as if all of said covenants were set forth herein at length (regardless of whether the Revolving Loans remain outstanding). Any and all amendments to any of the covenants and obligations set forth in of the Loan Agreement shall, automatically and whether or not any specific reference is made to this Reimbursement Agreement, operate as an amendment of this Section 8.1(a), except to the extent that the Company and the
                  --------------
Lender otherwise expressly agree in writing, and only to such extent.

          (b)  No Disposition of Collateral. The Company shall not sell, assign,
               ----------------------------
transfer, exchange or otherwise dispose of, or grant any option with respect to the Collateral, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance with respect to any of the Collateral, or any interest therein or any proceeds thereof except for (i) the lien and security interest granted to the Lender hereunder or the Mortgages, the Pledge Agreement or as contemplated by the Indenture and (ii) Liens permitted by the Loan Agreement.

          (c)  Corporate Structure. The Company will not merge into or
               -------------------
consolidate with any other Person, or permit any other Person to merge into or consolidate with it, provided, however, that on not less than thirty (30) days
                     --------  -------
prior written notice to the Lender, the Company may merge or consolidate with, or effect a similar business combination with, Belmay Holding Corporation, a New York corporation, so long as the terms and conditions thereof are reasonably satisfactory to the Lender, and, in the event that the Company ceases to exist as a separate legal entity as a result of any such business combination, then, in such event, the Letter of Credit Obligations and the Working Capital Obligations shall have been assumed in writing on terms and by a Person, in each case, reasonably satisfactory to the Lender.

          (d)  [reserved]

          (e)  Redemption. The Company shall not direct the Trustee to call the
               ----------
Bonds for optional redemption pursuant to the terms of the Indenture without demonstrating to the Lender, in its sole judgment, that funds sufficient to pay the amount set forth in Section 3.1 hereof, and all fees, expenses and charges
                        -----------
of the Bank in connection therewith, will be available to pay the Lender and Bank as set forth herein.

          (f)  Capital Expenditures. The Company shall not make or incur, or
               --------------------
contract to make or incur, Capital Expenditures, other than Capital Expenditures made in connection with the Project and financed with the proceeds of the Bonds, during or at the end of any period set forth below, in an aggregate amount greater than the amount set forth below each such period. As used herein, the term Capital Expenditures shall mean, as to any Person, with respect to any period of determination, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) made by such Person during such period that are required by GAAP, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of such Person.

          measuring period                                     maximum capital expenditures
          ----------------                                     ----------------------------
     (i)  January 1, 2002 through and including                $400,000
          December 31, 2002
     (ii) January 1, 2003 through and including                $500,000
          December 31, 2003, and each fiscal year thereafter

          (g)  Tangible Net Worth. The Company and its consolidated subsidiaries
               ------------------
shall maintain at all times a Tangible Net Worth, on a consolidated basis, of not less than $3,200,000. As used herein, the term Tangible Net Worth shall mean, as to any Person, as of any date of determination, the net worth of such Person, calculated in accordance with GAAP, consistently applied, minus all of
                                                                  -----
the assets of such Person which would be classified as intangible assets, in accordance with GAAP, consistently applied, including without limitation prepaid expenses and intercompany loans and advances.

          (h)  Net Income. The Company and its consolidated subsidiaries shall
               ----------
have Net Income, on a consolidated basis, for the first three fiscal months of each fiscal year, the first six fiscal months of each fiscal year, the first nine fiscal months of each fiscal year, and the twelve fiscal months of each fiscal year, commencing with the first three fiscal months ending in March 2002, of not less than (or not worse than, in the case of negative Net Income) an amount equal to the product of (i) the projected Net Income for such period, as reflected in the Projections for the fiscal year during which such period occurs, multiplied by (ii) 0.33. As used herein, the term (x) Net Income shall mean, as to any Person, with respect to any period of determination, the net income before taxes of such Person for such period, calculated in accordance with GAAP, consistently applied, and (y) Projections shall mean a forecast of the Company's financial performance and results of operations for a referenced fiscal year (beginning with the fiscal year ending in December 2003), delivered by the Company to the Lender not later than the last day of the prior fiscal year, to be prepared on a quarter-to-quarter and year-to-date basis, in accordance with reasonable assumptions and historical practices, certified by the chief financial officer of the Company, and shall include a projected balance sheet and income statement for each referenced fiscal year, prepared on the aforedescribed basis.

          (i)  Adjusted Cash Flow. The Company and its consolidated subsidiaries
               ------------------
shall have Adjusted Cash Flow, on a consolidated basis, for the fiscal year ending in December 2001 of at least $1.00. As used herein, the term (x) Cash Flow shall mean as to any Person, with respect to any period of determination, the net income before taxes of such Person for such period, calculated in accordance with GAAP, consistently applied, plus depreciation and amortization expenses of such Person for such period (to the extent the same are deducted from net revenues in determining Net Income for such period) minus the aggregate amount of all payments of principal made during such year with respect to indebtedness scheduled to mature in more than one year from the date of calculation, minus the aggregate amount of all dividends and other similar distributions made in cash to the holders of the equity interests of such Person during such period, minus the aggregate amount of non-financed Capital Expenditures made by such Person during such period, and (y) Adjusted Cash Flow shall mean, as to the Company and its consolidated subsidiaries, with respect to the fiscal year ended on December 31, 2001, Cash Flow on a consolidated basis for such period minus one-time, non-recurring charges, severance charges and other cash charges and costs related to the Company's Comprehensive Restructuring and Cost Reduction Program, as set forth in that certain informational package dated September 17, 2001, prepared by the Company and delivered by it to the Lender on or about such date.

          (j)  Cash Flow. The Company and its consolidated subsidiaries shall
               ---------
have Cash Flow on a consolidated basis for each fiscal year, commencing with the fiscal year ending in December 2002, of at least $1.00.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

     SECTION 9.1    Events of Default. The occurrence of any one or more of the
                    -----------------
following events shall constitute an "Event of Default" hereunder:

          (a)  any representation or warranty made by the Company pursuant to
Section 6.1 hereof shall at any time prove to have been false, incorrect or
-----------
misleading in any material respect when made; or

          (b) the Company shall fail to pay to the Lender when due hereunder any payment required by any provision hereof, and such failure shall continue without cure for five (5) days or more; or

          (c) the Company shall fail to perform or observe any other term, covenant or agreement contained herein or in any other Operative Document, and such failure shall continue without cure for a period of fifteen (15) days or more from the earlier to occur of (i) the date on which the Lender gives notice of such failure or (ii) the date on which a member of the Company's senior management knows, or reasonably should have known, of such failure; or

          (d) any provision materially affecting the validity of the Company's obligation to make payments hereunder or under any other Operative Document shall at any time for any reason cease to be valid and binding on the Company or shall be declared to be null and void, or the validity or enforceability of any material provision of this Reimbursement Agreement or any other Operative Document shall be contested by the Company or any governmental agency or Agency, or the Company shall deny that it has any or further liability or obligation thereunder; or

          (e) (i) an "Event of Default" as defined in the Loan Agreement shall have occurred and be continuing; or (ii) any credit facility established under the Loan Agreement is terminated for any reason (including without limitation non-renewal thereof by the Lender or the voluntary termination thereof by the Company); or

          (f) an "Event of Default" as defined in the Indenture or the Lease Agreement shall have occurred and be continuing or the Company shall have breached or violated or be in default under any other Operative Document that is material in nature.

     SECTION 9.2    Remedies.
                    --------

          (a) If an Event of Default has occurred and is continuing, the Lender may, in its sole discretion, but shall not be obligated to, (1) by notice to the Company, the Trustee and the Agency, require the Trustee to declare the principal amount of all of the Bonds then outstanding, together with all interest accrued and unpaid thereon, to be immediately due and payable whereupon such amounts shall be immediately due and payable pursuant to the Indenture, and the Company shall be obligated to reimburse the Bank and the Lender pursuant to this Reimbursement Agreement for all amounts drawn by the Trustee under the Letter of Credit as a result of such acceleration of the Bonds, and all such amounts for which the Company is obligated to reimburse the Bank and the Lender, together with all other amounts payable by the Company hereunder, shall be forthwith due and payable, and the same shall thereupon become due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived, and/or (2) require that the Company pay to the Lender, and the Company will upon Lender's demand pay to Lender, cash in an amount equal to one hundred ten percent (110%) of the then Stated Amount of the Letter of Credit, to be held by the Lender (without interest) as cash collateral for the Company's obligations, and/or (3) exercise all of its rights and remedies under the Operative Documents.

          (b) No remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Reimbursement Agreement, the Loan Agreement, the Loan Documents (as defined in the Loan Agreement) or any other Operative Document or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to exercise any remedy reserved to the Lender in this Reimbursement Agreement it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Reimbursement Agreement should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Reimbursement Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Reimbursement Agreement.

                                   ARTICLE X

                          SPECIAL TERMS AND PROVISIONS

     SECTION 10.1   Payment of Drafts Under the Letter of Credit. The Company
                    --------------------------------------------
instructs the Bank to pay any draft appearing on its face to comply with the terms of the Letter of Credit irrespective of any instructions of the Company at any time to the contrary. The Company authorizes the Bank to receive, accept and/or pay as complying with the terms of the Letter of Credit, any drafts and/or other documents under or purported to be under the Letter of Credit which are otherwise in order but are signed by, or issued to, any administrator, executor, assignee for the benefit of creditors, trustee in bankruptcy or receiver for any property of the beneficiary or any other party in whose name it is provided in the Letter of Credit that any drafts, acceptances and/or other documents thereunder should be drawn.

     SECTION 10.2   Amendment of Letter of Credit. The Letter of Credit may be
                    -----------------------------
amended, modified or terminated only upon the receipt by the Lender from the Company and the Beneficiary (including any transferee(s) of the original Beneficiary), of a written consent and request therefor, and then only upon such terms and conditions as the Lender and Bank may reasonably prescribe, except that no consent from the Company or the Beneficiary is required where the Letter of Credit are extended by amendment in accordance with the provisions of this Agreement. In the event of (a) the extension of the expiration date of the Letter of Credit, (b) the extension of the time for the drawing, negotiation, acceptance, presentation of or the maturity of any drafts, acceptances or other documents under or purported to be under the Letter of Credit, (c) an increase in the amount of the Letter of Credit, (d) any extension of the Letter of Credit in accordance with the provisions hereof, and/or (e) any other modification of the terms of the Letter of Credit of any nature whatsoever, this Reimbursement Agreement shall be binding upon the Company with regard to the Letter of Credit so extended, increased or otherwise modified.

     SECTION 10.3   Indemnification. The Company hereby indemnifies and agrees
                    ---------------
to hold harmless the Lender, the Bank (and its directors, officers, employees and agents) from and against any and all claims, damages, losses, and liabilities, and reasonable costs or expenses (including reasonable attorneys' fees) whatsoever which the Lender or the Bank may incur (or which may be claimed against the Lender or the Bank by any Person whatsoever) by reason of or in connection with (a) the issuance or a transfer of, or payment or failure to pay (other than the Bank's default in the payment under the Letter of Credit in accordance with its terms) under, the Letter of Credit, (b) any breach by the Company of any representation, warranty, covenant, term or condition in, or the occurrence of any default under, this Reimbursement Agreement or the other Operative Documents, including all reasonable fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, (c) involvement of the Lender or the Bank in any legal suit, investigation, proceeding, inquiry or action as a consequence, direct or indirect, of the Bank's issuance of the Letter of Credit, or the Lender or Bank entering into this

Reimbursement Agreement or any other event or transaction contemplated by any of the foregoing, and (d) any invalidity or alleged invalidity of the Bonds; provided the Company shall not be required to indemnify the Lender or the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Lender or the Bank or (ii) the Bank's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee of a sight draft and certificate strictly complying with the terms and conditions of the Letter of Credit. Nothing in this section is intended to limit the Company's obligations contained in Section 3.1. The obligations of the Company under this
                         -----------
section shall survive the termination of this Reimbursement Agreement.

     SECTION 10.4   Obligations of Company.
                    ----------------------

          (a) As among the Company, the Lender and the Bank, the Company assumes all risks of the acts or omissions of the Trustee with respect to the Trustee's use of the Letter of Credit. Neither the Lender, the Bank nor any of its officers or directors shall be liable or responsible for (i) the use which may be made of the Letter of Credit or for any acts or omissions of the Trustee in connection therewith; (ii) the form, validity, sufficiency, accuracy or genuineness of any documents (including without limitation any documents presented under the Letter of Credit), or of any statement therein or endorsement thereon, even if any such documents, statements or endorsements should in fact prove to be in any or all respects invalid, insufficient, fraudulent, forged, inaccurate or untrue; (iii) the payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit (provided that the Bank has exercised diligence and applied prudent banking standards in its determination to accept noncomplying documents), including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or any other failure by the Trustee to comply fully with conditions required in order to effect a drawing under the Letter of Credit; (iv) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefit thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (v) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telecopy, telegraph, telex, telephone or otherwise; (vi) any loss or delay in the transmission or delivery of any document or draft required in order to make a drawing under the Letter of Credit; or (vii) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; except only that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by (x) the Bank's willful misconduct or gross negligence or (y) the Bank's willful failure to pay under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          (b) Except for the Bank's obligations under the Letter of Credit, neither the Lender nor the Bank shall have any liability to the Company or any other Person as a result of any redemption of Bonds resulting from a reduction of the credit rating of the Bank or any deterioration in the Bank's financial condition. No such redemption of Bonds shall reduce or in any way diminish the obligations of the Company to the Lender or the Bank under this Agreement.

     SECTION 10.5   Indemnity Against Claims.
                    ------------------------

          (a) The Company agrees to and does hereby indemnify and hold harmless the Lender and the Bank and any officer, director, official, employee, and attorney of the Lender and the Bank (collectively called the "Indemnified Parties") against any and all losses, claims, damages or liabilities (including all costs, expenses and reasonable counsel fees incurred in investigating or defending such claim) suffered by any of the Indemnified Parties and caused by, relating to, arising out of, resulting from, or in any way connected with (i) the issuance of the Bonds, or the condition, use, possession, conduct, management, planning, design, acquisition, construction, installation, financing or sale of the Project or any part thereof including the payment of rebate to the federal government; or (ii) any untrue statement of a material fact contained in any Operative Document that is material in nature or any other information that is material in nature provided by the Company with respect to the transactions contemplated hereby; or (iii) any omission of a material fact necessary to be stated therein in order to make such statement not misleading or incomplete. In case any action shall be brought against one or more of the Indemnified Parties based upon any of the above and in respect to which indemnity may be sought against the Company, such Indemnified Party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement. Any one or more of the Indemnified Parties shall have the right to employ separate counsel at the Company's expense in any such action and to participate in the defense thereof. The Company shall not be liable for any settlement of any such action effected without Company's consent, but if settled with the consent of the Company, or at such time as an Event of Default is outstanding, or if there is a final judgment for the claimant on any such action, the Company agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. Notwithstanding anything in this Agreement to the contrary which may limit recourse to the Company or may otherwise purport to limit the Company's liability, the provisions of this Section shall control the Company's obligations with respect to this indemnity and shall survive repayment of the Bonds.

          (b) The Company also will pay and discharge and indemnify and hold harmless the Lender and the Bank from: (1) any lien or charge upon payments by the Company to the Lender or the Bank under this Agreement; and (2) any taxes (including, without limitation, any ad valorem taxes and sales taxes, assessments, impositions and other charges in respect of any portion of the Project), other than income tax obligations of the Lender and the Bank. If any such lien or charge upon payments, or any such taxes, assessments, impositions or other charges are sought to be imposed, the Lender will give prompt notice to the Company, and the Company will have the sole right and duty to assume, and will assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion (if no Event of Default is outstanding; otherwise the Lender shall also have the option to effect a settlement subject to the indemnification obligations of the Company hereunder). The Company's obligations, liabilities and duties hereunder shall not be diminished or altered by: (i) reason of the assumption of any defense required hereby; or (ii) the outcome of any proceeding, investigation or litigation with respect to the validity or enforceability of the matters described in this Section 10.5.
                  ------------

     SECTION 10.6   Consent to Jurisdiction; Venue. The Company, the Lender and
                    ------------------------------
the Bank hereby irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Reimbursement Agreement or the Letter of Credit may be brought in any state court located in San Francisco, California or New York, New York or in any federal court located in the Northern District of California or the Southern District of New York and consent to the jurisdiction of such court in any such suit, action or proceeding (subject in all respects to the application of the rules of diversity of citizenship and other jurisdictional rules appertaining in such Federal District Court) and (b) waive any objection which any of them may have to the laying of venue of any such suit, action or proceeding in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Company hereby irrevocably consents to the service of any and all process in any suit, action or proceeding by mailing of copies of such process to the Company at its address provided in Section 11.5. The Company agrees that a final
                           ------------
non-appealable judgment by a court with proper jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section shall be by certified mail, return receipt requested. Nothing in this Section shall affect the right of the Lender, the Bank or the Company to serve legal process in any other manner permitted by law or affect the right of the Lender, the Bank or the Company to bring any suit, action or proceeding against each other or their property in the courts of any other jurisdiction.

     SECTION 10.7   Payment Due On A Day Other Than A Banking Day. If any
                    ---------------------------------------------
payment due or action to be taken under this Agreement or any other Operative Documents falls due or is required to be taken on a day which is not a Banking Day, such payment or action shall be due or taken on the next succeeding Banking Day and such extended time shall be included in the computation of interest.

     SECTION 10.8   Waiver of Jury Trial and Right to Punitive Damages. Each
                    --------------------------------------------------
party to this Reimbursement Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement or any of the other Operative Documents or the dealings of the parties with respect hereto, or thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. THE COMPANY ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE LENDER AND THE BANK WOULD NOT EXTEND CREDIT TO THE COMPANY IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS REIMBURSEMENT AGREEMENT.

                                   ARTICLE XI

                                  MISCELLANEOUS

     SECTION 11.1   Amendments. This Reimbursement Agreement may be amended only
                    ----------
by written agreement signed by the parties hereto. No course of dealing between the Company, the Lender and the Bank, nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of the Lender or the Bank hereunder.

     SECTION 11.2   Survival of Representations and Warranties. All
                    ------------------------------------------
representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Reimbursement Agreement, regardless of any investigation made by the Bank or on its behalf.

     SECTION 11.3   Expenses. The Company hereby agrees to pay promptly all
                    --------
costs and expenses in connection with the preparation, issuance, delivery, filing and recording of, and all reasonable costs and expenses in connection with the administration of, the Letter of Credit, this Reimbursement Agreement, the other Operative Documents, the Bonds and any other documents which may be delivered in connection with this Reimbursement Agreement, including, without limitation, the reasonable fees and expenses of counsel for the Lender or the Bank, and all reasonable costs and expenses (including reasonable counsel fees and expenses) in connection with (i) the transfer, drawing upon, change in terms, maintenance, renewal or cancellation of the Letter of Credit, (ii) any amendment of this Reimbursement Agreement or waiver of the terms hereof requested or approved by the Company, or (iii) the enforcement of, and analysis (after the occurrence of a Default), protection and defense of the Lender's or the Bank's rights under this Reimbursement Agreement. In addition, the Company hereby agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Letter of Credit, this Reimbursement Agreement, any other Operative Documents or the Bonds, or any other documents which may be delivered in connection with this Reimbursement Agreement, and agrees to save the Lender and the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     SECTION 11.4   Set-off. In addition to any rights now or hereafter granted
                    -------
under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default hereunder the Lender or the Bank is hereby authorized at any time and from time to time, without notice to the Company or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender or the Bank to or for the credit or the account of the company against and on account of the Company's obligations to the Lender or the Bank, irrespective of whether or not the Lender or the Bank shall have made any demand hereunder and although said obligations shall be contingent or unmatured.

     SECTION 11.5   Notices. All notices and other communications provided for
                    -------
hereunder shall be in writing and sent by certified or registered mail, return receipt required, or by telegraph, telex, telecopier or private delivery service addressed as follows:

     If to the Bank such notice shall refer to this Agreement and the Letter of Credit and shall be sent to:

     Wells Fargo Bank, National Association:
     525 Market Street
     San Francisco, California 94105
     Attention: Letter of Credit Operations Office
     Fax: 415 284-9453.

     If to the Lender:

     Wells Fargo Credit, Inc
     119 West 40th Street
     New York, New York 10018
     Attention: Richard Orr
     Fax: 646 728-3239.




     If to the Company:

     Technology Flavors & Fragrances, Inc.
     10 Edison Street East
     Amityville, New York 11701
     Attention: Joseph Gemmo
     Fax: 631 842-4254

Either party hereto may change the address to which notices to it are to be sent by written notice given to the other persons listed in this Section. All notices shall, when mailed as aforesaid, be effective on the date indicated on the return receipt, and all notice given by other means shall be effective when received.

     SECTION 11.6   Binding Effect; Assignment; Participations. This
                    ------------------------------------------
Reimbursement Agreement is a continuing obligation and shall (i) be binding upon the Company and its respective successors and assigns and, (ii) inure to the benefit of and be enforceable by the Lender, the Bank and their successors and assigns; provided, however, that the Company may not assign all or any part of this Reimbursement Agreement without the prior written consent of the Lender. Upon prior notice to the Company, the Lender and the Bank may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Reimbursement Agreement, or grant participations herein in addition to the participations referred to in Section 10.8 hereof, in the Letter of Credit or in any of its
               ------------
rights or security hereunder, including, without limitation, the instruments, securing the Company's obligations hereunder. In connection with any assignment or participation, the Lender or the Bank may disclose to the proposed assignee or participant any information that the Company is require to deliver to the Lender or the Bank pursuant to this Reimbursement Agreement. In the event that the Company elects to obtain and deliver to the Trustee a Substitute Letter of Credit, then, in such event, upon the Company's request, the Lender shall assign to the issuer of the Substitute Letter of Credit, or its designee, without recourse and without representation or warranty of any kind, pursuant to an assignment agreement in form and substance reasonably satisfactory to the Lender, all of the Lender's right, title and interest in and to this Reimbursement Agreement, so long as, on or before the effective date of such assignment (i) all Letter of Credit Obligations shall have been paid and satisfied in full, in cash and (ii) the Company shall have complied with all of the terms and conditions contained in Section 2.12(b) of the Indenture.

     SECTION 11.7   Further Assurances. The Company shall execute and deliver to
                    ------------------
the Lender or the Bank such further instruments, provide it with such further data and information and take such further action as the Lender or the Bank may reasonably request or as may be necessary to further effect the purposes of this Reimbursement Agreement, or the other Operative Documents.

     SECTION 11.8   Governing Law. This Reimbursement Agreement is being
                    -------------
delivered and is intended to be performed in the State of New York and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

     SECTION 11.9   Counterparts. This Reimbursement Agreement may be executed
                    ------------
simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Reimbursement Agreement to produce or account for more than one such counterpart.

     SECTION 11.10  Lender and Bank. The indemnity obligations in respect of the
                    ---------------
Letter of Credit owing by the Lender to the Bank shall be governed by a separate agreement to be entered into between such parties.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Reimbursement Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                            COMPANY:

                                            TECHNOLOGY FLAVORS & FRAGRANCES

                                            By:______________________________
                                                Name:
                                                Title:


                                            LENDER:

                                            WELLS FARGO CREDIT, INC.

                                            By:______________________________
                                                Name:
                                                Title:

                                Schedule 6.1 (e)

Teresa Blanks, et. al. vs. Technology Flavors & Fragrances et. al. -- Case No
-----------------------------------------------------------------
BC256799 filed in the Superior Court of the State of California for the County of Los Angeles on August 24, 2001. The complaint seeks damages for a wrongful death claim of an employee of the Neutrogena Corporation which complaint alleges that chemicals used by Neutrogena as well as chemicals allegedly supplied to Neutrogena for its production by other entities (including Technology Flavors & Fragrances, Inc. ("TFF")) were the cause of said employee's death. TFF has submitted this claim to Chubb Group of Insurance Companies, its insurance carrier, on December 27, 2001 and is awaiting determination whether such claim is covered by the Company's insurance coverage. TFF denies any liability and disputes supplying product at the time in question. TFF believes that this action will not result in any material award against the Company.

                                     ANNEX A

                            Form of Letter of Credit

                                      -26-